EXHIBIT 99.1
                                                                    ------------

        SEMOTUS ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED
                               SEPTEMBER 30, 2003

          REVENUE AND MARGINS INCREASED; NET LOSS AND CASH BURN REDUCED



Los Gatos, CA.-(PrimeZone Media)- November 14, 2003, 6:00 AM EST---- Semotus Solutions (AMEX:DLK), a leading provider of software for mobile enterprise applications, reported the financial results for the three and six months ended September 30, 2003. The Company continued on its path to profitability and continued the improving trend from the first quarter of fiscal year 2004. The Company reduced its net loss in the three and six month periods in 2003 versus 2002 by 6% and 19% respectively. Semotus also reduced its cash burn by 67% in the comparable six month periods of 2003 versus 2002.

Semotus reported a reduction in its net loss to $1,156,077 or $0.06 per share and to $1,828,785 or $0.09 per share in the three and six months ended September 30, 2003 from $1,229,151 or $0.07 per share and $2,263,708 or $0.13 per share in the three and six months ended September 30, 2002. The net loss in the most recent period ended September 30, 2003 was substantially affected by a non-cash charge to income of $914,727 and $1,262,562 in the three and six months respectively due to the application of the variable method of accounting for certain stock options that were repriced. This is further discussed in Note 5 to the Consolidated Financial Statements, "Stock Based Compensation Expense", in accordance with generally accepted accounting principles. "In simple terms, we are expensing a significant number of our employee stock options," explained Anthony LaPine, Semotus CEO and Chairman of the Board. As a result, 79% and 69% of the Company's net loss in the three and six months ended September 30, 2003 is a consequence of the non-cash compensation expense recognized on repriced stock options.

Semotus also had revenue increases in the three and six month periods of 2003 versus 2002 of 26% and 11% respectively. The revenue for those periods of 2003 was $373,172 and $726,834 respectively versus $295,188 and $655,167 respectively for the like periods of 2002. Semotus' operating performance further improved, as evidenced by a continued increase in its gross profit margin to 83% and 80% for the three and six months ended September 30, 2003 from 63% and 72% for the three and six months ended September 30, 2002. Semotus also reduced its use of cash by 67% to $424,272 from $1,293,133 in the six months ended September 30, 2003 versus 2002. The Company further reduced its cash burn from the June 2003 quarter to slightly under $200,000 for the September 2003 quarter.

The operating improvement is a direct result of further consolidating and centralizing the Semotus business and due to the beginning recovery in the sales of technology products and services. The financial information for the three and six months ended September 30, 2002 has been restated for the discontinued operations of WizShop, Inc. There have been no further Wizshop sales since the completion of the last contract on March 31, 2003 and the operations of the subsidiary have been closed. "With the discontinuance of our e-commerce subsidiary, Wizshop, in this quarter, we have completed the final step in the Consolidation and Centralization process allowing Semotus to sharpen its focus on its core competence of Enterprise Mobility Software and Services," commented Mr. LaPine.

"Semotus' second quarter of fiscal year 2004 marks a milestone in the Company's recent history," continued Mr. LaPine. "This quarter we drove our cash burn rate below $200,000 while at the same time we increased revenues and margins while reducing our net loss."

The Company will host a conference call to present its second quarter financial results on Monday, November 17th at 4:00 PM EST. The conference call can be accessed by dialing 512-225-3176 and login with Pin Number 950321#. Please email questions in advance to ir@semotus.com.
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ABOUT SEMOTUS SOLUTIONS

Founded in 1993, Semotus Solutions (AMEX:DLK) is a premier provider of software for the mobile enterprise connecting employees to critical business systems, information and processes. With a Fortune 1000 installed base and more than 600 corporate customers including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations, Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce. Semotus Solutions is proud to be included in the Deloitte & Touche 2002 "Technology Fast 500" list of companies. www.semotus.com



SEMOTUS SOLUTIONS
MEDIA CONTACT
Stephanie Janard, 303-708-1159
Marketing Manager
sjanard@semotus.com

SEMOTUS SOLUTIONS
INVESTOR RELATIONS CONTACT
Tali Durant, 408-358-7100
Corporate Counsel
tdurant@semotus.com

* * *

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.